As filed with the Securities and Exchange Commission on August 17, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                 (Name of small business issuer in its charter)


            NEVADA                                              20-1257307
   (State or jurisdiction of   (Primary Standard Industrial   I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


         1026 W El Norte Parkway, Suite 191, Escondido, California 92026 (Address and telephone number of principal executive offices)

                1416 N. La Brea Ave., Hollywood, California 90028
(Address of principal place of business or intended principal place of business)
        Incorp Services, 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective
registration   statement  for  the  same  offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
----------------------------------   ----------    ---------------   --------------   ------------
                                                       Proposed         Proposed
             Title of each            Amount to        maximum          maximum         Amount of
          class of securities            be            offering         aggregate     registration
            to be registered         registered    price per share   offering price        fee
----------------------------------   ----------    ---------------   --------------   ------------
Common shares, par value $.001 (1)    1,000,000         $5.00          $5,000,000       $633.50
----------------------------------   ----------    ---------------   --------------   ------------
Common shares, par value $.001 (2)    1,000,000         $5.00          $5,000,000       $633.50
----------------------------------   ----------    ---------------   --------------   ------------


     (1) Represents shares being sold to the public. The price of $5.00 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
     (2) Represents shares of common stock issuable in connection with the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited. The price of $5.00 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  , 2004

                      FRIDAY NIGHT ENTETAINMENT CORPORATION

                        1,000,000 SHARES OF COMMON STOCK

          1,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                       CONVERSION OF OUTSTANDING OPTIONS

Friday Night Entertainment Corporation (the "Company" "we" or "us"), a Nevada corporation, is offering, on a "best efforts" basis 1,000,000 shares of our common stock, par value $.001, at U.S. $5.00 per share (the "Offering"). The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier (the "Initial Offering Period"). This Offering is being made on a self-underwritten basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us.

In addition, our selling security holders are offering to sell 1,000,000 shares of our common stock issuable in connection with the conversion of our options. We will not receive any proceeds from the sale of any common shares by our option holders.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that the minimum amount of proceeds will not be raised.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE INVESTING IN SUCH SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This registration statement will be amended and completed from time to time, as necessary.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      The date of this prospectus is , 2004

                                Table of Contents
                                -----------------

                                                                          Page
                                                                          ----
Prospectus Summary                                                           5

Risk Factors                                                                 7

Use of Proceeds                                                             10

Determination of Offering Price                                             11

Market for Common Equity and Related Stockholder Matters                    12

Equity Compensation Plan Information                                        12

Dividends                                                                   12

Penny Stock Considerations                                                  13

Managements Discussion and Analysis or Plan of Operation                    13

Business - Our Company                                                      15

Description of Property                                                     18

Legal Proceedings                                                           18

Management Directors and Executive Officers                                 19

Executive Compensation                                                      20

Principal Stockholders                                                      22

Dilution                                                                    22

Selling Stockholders                                                        23

Shares Eligible for Future Sale                                             24

Plan of Distribution                                                        24

Certain Relationships and Related Transactions                              26

Description of Securities                                                   27

Changes In and Disagreements with Accountants on
  Accounting and Financial Disclosure                                       28

Transfer Agent                                                              28

Experts                                                                     28

Legal Matters                                                               28

Financial Statements                                                       F-1

Part II.

Indemnification of Directors and Officers                                   29

Other Expenses of Issuance and Distribution                                 29

Recent Sales of Unregistered Securities                                     30

Exhibits                                                                    31

Undertakings                                                                32

                               PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. This highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors". Please note that throughout this prospectus the words "Company", "we", "our" or "us", refer to Friday Night Entertainment Corporation, and not to our selling stockholders.

About Us

We were incorporated in Nevada on July 31, 2001 under the name Lunettes, Et. Al., Inc. We have remained inactive since incorporation. On June 10, 2004, we acquired all of the issued and outstanding shares of Friday Night Entertainment Pty. Ltd., an Australian company involved in producing feature films and television programming in Australia. On June 11 2004, we changed our name from Lunettes, Et. Al., Inc. to Friday Night Entertainment Corporation and increased our authorized share capital to 50,000,000 common shares and 5,000,000 preferred shares, both par value $.001.

We are a development stage company formed for the purpose of producing feature films and television programming in the United States. We will develop four of our scripts that we acquired in our purchase of Friday Night Entertainment Pty Ltd, as well as future screen plays that we acquire pursuant to option agreements with screen writers. We will develop film and television products from conception to pre-production, production and post-production stages. We also propose to identify and acquire original materials, screenplays, novels, manuscripts, ideas, remakes, and branded properties. We will finance some products ourselves, and participate in the financing of larger projects. We intend to utilize the industry contacts and expertise and know how of our principals in achieving our business objective.

Securities Offered By Us

The maximum amount of shares offered by us, on a "best efforts" basis is 1,000,000 common shares at $5.00 per share (or an aggregate offering price of $5,000,000).

Up to an additional 1,000,000 common shares issuable upon the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the NASD Over-the-Counter Bulletin Board concurrently as of the effective date of this prospectus or as soon as possible thereafter.

Offering Period

During the Initial Offering Period,  we will offer shares for a period of twelve
(12) months from the effective date of this prospectus, unless terminated earlier, in our sole discretion. During this Initial Offering Period we will be able to use funds immediately since the offering is on a "best efforts" basis.

Plan of  Distribution

The offering of a maximum of 1,000,000 of our common shares, on a "best efforts" basis, is being made on a self-underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our selling securities holders may be selling up to 1,000,000 common shares issuable upon the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited. Such shares of our common stock may be sold from time to time to purchasers directly by the selling security holders.
Alternatively, the selling shareholders may from time to time offer shares to underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling security holders other than payment that they may agree to make to underwriters.

Application of Proceeds

The proceeds of this offering are to be used by us for the development of the four movie scripts which we acquired through our acquisition of Friday Night Entertainment Pty Ltd We also intend to use proceeds from this offering in order to acquire an option to develop a motion picture to be called "Asphalt Beach."
The balance of the proceeds of this offering are to be used to acquire additional movie scripts pursuant to option agreements, and for general working capital.

                                  RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors, which are only a few of the risks associated with this Offering, as well as all other information set forth in this prospectus.

Our operation and future growth is heavily dependant upon our CEO, Mr. Cameron Lamb, our President, Michael Costigan and other management personnel and if we lose the services of these employees we will be unable to develop our business.

We believe the efforts of our executive officers and other management personnel including Mr. Lamb and Mr. Costigan are essential to our operations and growth. The loss of either Mr. Lamb or Mr. Costigan or others could have a material adverse effect on our financial condition, future success, and ability to sustain operations. We do not carry key man life insurance on any such individuals. We presently have a six (6) month consulting agreement with Michael Costigan and we expect to enter into an employment agreement with Mr. Costigan upon the successful closing of the Offering.

We have had a limited operating history and may not be able to continue to successfully develop our business plan or achieve profitability.

We have no operating history. Our success will depend largely upon our ability to identify screenplays which have the potential to be successfully packaged. Our ability to package screenplays with directors and talent will be crucial to our success. Due to our start up nature, we do not have an existing library of product that will provide consistent cash flow. We will depend on the success of each of our productions to derive a consistent cash flow into the future.

We will operate in a competitive industry with established companies that can impact our market share and success.

We face significant competition from more established companies. We believe our direct competition will include: Lions Gate Entertainment Corporation, New Market Capital Group, Palm Picture Features, and Peace Arch Entertainment Group Incorporated. All of these companies are well established. Our competition may make it difficult for us to source quality screenplays outside of our writers fund. This may inhibit us from reaching our business plan objectives and financial forecast.

Sales by selling securities holders below the $5.00 offering price may cause our stock price to fall and decrease demand in the primary offering which may decrease the value of your investment.

The selling security holder offering will run concurrently with our primary offering. All of our stock owned by the selling security holders will be registered by the Registration Statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our plan of operations may suffer from inadequate working capital.

You may not be able to liquidate your investments since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized stock exchange or quotation medium.

There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. Accordingly, an investor in our shares may not be able to sell the shares readily, if at all.

This offering is being self-underwritten, and no independent due diligence has been undertaken.

This offering is being self-underwritten by our officers and directors, and potential investors should give careful consideration to all aspects of this offering before any investment is made. In the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering such as would have been performed in an underwritten offering.

Investors in this offering will bear the most risk of loss even though our present officer and director will control us

Our present officers and directors, own 66.1% of our common shares (and 1,000,000 Series "A" preferred shares, each carrying 50 votes) before the registration and the issuance of additional shares from this Offering. This controlling interest was acquired at a cost substantially below the offering price. Specifically, the aggregate amount paid for the interest acquired by Cameron Lamb, Michael Costigan and Mark Pearson was $4,500 or $.001 per share. Accordingly, purchasers of the shares offered will bear most of the risk of loss although our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership.

The substantial capital requirements of funding a production with a lapse of time before revenues are earned can cause our demise based on lack of cash flow

The substantial capital requirements and financial risks associated with each individual production are significant, given we have a planed output of four feature film productions per annum. As a result, the failure of one feature film to perform may significantly adversely affect our financial performance. Secondly, in the event that distribution is delayed, the timing of revenue will also be delayed. Both of these situations can cause our business to fail due to lack of cash flow.

The failure to have an established film library can lead to cash flow problems for us.

Given we do not have an existing library of films, we will rely on the success of our own productions to build a film library with reliable cash flow. This will be the case until we have acquired an existing film library. Our long term viability will depend on our ability to establish a viable film library that can generate positive cash flows into the future. If we are unable to develop a viable film library, we will not generate the cash flows needed to make us viable in the medium to long term future.

Unfavorable reviews on our films will have a negative effect on us and can lead to our demise.

A great deal of our Independent film success will come from the audience reaction on the Festival Markets and from press and industry reviews . Unfavorable reviews could have a material effect on the success of our films and the demise of our business.
Our Low budget films will rely on the ancillary market and the sale of DVD's to provide revenue. The distribution of our films and sale of DVDs in the ancillary market will largely be impacted by the awareness of our films, which can often depend on the success at the box office.

The failure of a distributor or third party financier to source our films will result in no development investment for a lengthy period and place us in a negative light to the market place.

In the event that a distributor or third party financier cannot be sourced to partner or offload production costs on larger feature films at a desirable time, we may be in a position that we have no return on our development investment for a lengthy period. This may also result in the production being of a lower budget, often resulting in a lower quality director and/or talent. This would potentially negatively impact the appeal of a film in the market place, and hence our revenue. The second option would be that we would be forced to postpone production until a third party is found. In this case, postponing would result in us not having a return on our development investment.

It is imperative that we protect our intellectual property rights and the failure to do so will have a negative impact on our business

Our business depends on intellectual and property law to safeguard our assets. Our success in defending our intellectual property assets and also ensuring that we do not infringe on the intellectual property rights of others can be an expensive process, and can also have a significant effect on our business. Our failure to protect our intellectual property assets, or the infringement on the rights of others could have a material effect on our company in that it could result in the abandonment of a film production or the payment of unknown royalty fees.

Movie piracy is prevalent in our industry and can cause us to have reduced revenues, increased production and distribution costs or abandonment of a production.

The growth of the internet together with the advancement of digital technology has created substantial piracy problems for the movie industry. We will not be immune from this piracy. This piracy could take many forms and could impact our business in many ways. For instance, the piracy threat comes from within the industry where script writers, production companies and distributors pirate each others ideas. In addition, the industry has to deal with consumer piracy, where feature films contend with piracy at the distribution level and in the DVD market. The piracy of our property could have a significant effect on the production and distribution of our movies and could result in reduced revenues, increased production and distribution costs or the abandonment of a production.


                                 USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $75,000, are estimated to be approximately $4,925,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the selling security holders. We expect to use such net proceeds as follows:

                                     Approximate        Approximate Percentage
Application of Proceeds             Dollar Amount          of Net Proceeds
-----------------------             -------------          ---------------

Purchase of  movie options          $   1,000,000               20.3%

Production of Asphalt Beach         $   2,500,000               50.8%

Development of current scripts      $     500,000               10.1%

Working Capital and                 $     925,000               18.8%
General Corporate Purposes (1)

         Total..................    $   4,925,000                100%
                                    =============          ===============

--------------------
     (1)  Represents  amounts  to  be  used  for  working  capital  and  general
          corporate  purposes,   including  rent  expense,   corporate  overhead
          including salaries, administration and ongoing professional fees.

The foregoing represents our best estimate of our allocation of the net proceeds of the Maximum Offering based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance, that the net proceeds from the Maximum Offering will only allow us to sustain our operations for a period of approximately twelve
(12) months. Upon completion of the Maximum Offering, we believe we will have sufficient financing to operate our business for approximately twelve (12) months following the completion of the Maximum Offering. The net proceeds may be reallocated among the categories set forth above or otherwise depending upon the state of our business operations and other factors, many of which are beyond our control. See "Risk Factors."

                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the NASD OTCBB, there is no assurance that we can satisfy the current listing standards. As of August 12, 2004, based on our transfer agent records, we had shareholders holding 6,345,000 shares of our common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of August 12, 2004, with respect to compensation plans under which our equity securities are authorized for issuance:


                                   (a)                   (b)                     (c)

                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securites
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction
Friday Night Entertainment Corporation (formerly Lunettes, Et Al, Inc.) was incorporated in July 2001 and remained dormant until the acquisition in June 2004 of Friday Night Entertainment Pty Ltd., an Australian corporation involved in the development and production of movies.

Operations
In May 2004 Friday Night Entertainment Pty Ltd.(the Australian subsidiary) acquired the rights to four movie scripts from Cameron Lamb in exchange for 100% of the share capital of Friday Night Entertainment Pty Ltd.(Australian Corporation).

In June 2004, Friday Night Entertainment Corporation acquired all of the share capital of Friday Night Entertainment Pty Ltd. in the exchange for 4,500,000 common shares and 1,000,000 preferred Series "A" shares of the Company. This resulted in the shareholders of Friday Night Entertainment Pty Ltd. acquiring 75% of the issued and outstanding common share capital and 100% of the preferred series "A" capital of the Company.

The holding Company does not have any operational activity and all operations are conducted through the Company's only subsidiary, Friday Night Entertainment Pty Ltd.

Because the acquisition of the subsidiary was acquired in a reverse take over using a dormant holding Company, the accounts of the Company are those of the Subsidiary.

Financial Results
In May 2004, Friday Night Entertainment Pty Ltd. acquired the rights to four movie scripts from Cameron Lamb in a transaction valued at $347, 601. The Company's objective is to further develop and produce these scripts over the next twelve months and . to finalize distribution agreements with a major motion picture distributors. Since incorporation in May 2004 through June 30th 2004, the Company has no income. During this period, the company has incurred expenditures of $94, 064. The expenditures were incurred in start-up costs associated with commencing operations. In this regard, the Company incurred $9,887 in legal and accounting expenses, $41,899 in salaries and wages, $24,905 in relocation costs associated with moving the operations to the U.S., and $17, 373 in general administration costs.

The Company has made significant inroads in providing the infrastructure necessary to commence production of its movies. It is also well placed to begin soliciting promising new scripts.

NOTE PLANS FOR THE NEXT TWELVE MONTHS

1.     Immediate Priorities:

Financing:

The Company acquired its principal assets, being its intangible movie scripts in exchange for share capital of the corporation. Additional working capital requirements were funded through the sale of common shares pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended..

The Company will require US$5M over the next 12 months in order to meet its movie production and distribution targets. This funding is expected to be achieved through private placements and the sale of the company's stock through a registration statement.

Office Setup:

FNE will sign lease agreement at the Jim Henson Company:

1416 North La Brea Avenue
Hollywood, CA 90028
United States of America

FNE will rollout office structure, inclusive all operational, administrative and financial systems. FNE will concurrently recruit all needed employees.

Production:

FNE will finalize development of the initial productions, so they can go into immediate pre-production.

Asphalt Beach is scheduled to begin production in November 2004, with a budget of $2.5M, followed by FNE's second Independent feature film ($2M) in August 2005. FNE hopes to grow to a size of 4 feature films per annum that we have a role as a financier as well as producer.

Secure relationships with Writers:

FNE will select eight Writers over a period of six months who will each be under contract to supply FNE with two screenplays per annum.

Distribution/Marketing:

FNE will secure distribution for initial productions during the development stage on a case-by-case basis.

2.     Lower Priorities:

Titles and branded entertainment:
FNE will actively seek to acquire established international titles (television, family properties, comic book, literary, sequel opportunities and music) and properties to develop for motion pictures, which will also have merchandising appeal

Libraries:

FNE will pursue opportunities to acquire libraries on a perpetual basis. FNE will be extremely selective. Finalizing on an acquisition will only occur if it meets our specific criteria.


                             BUSINESS - OUR COMPANY

We were incorporated in Nevada on July 31, 2001 under the name Lunettes, Et. Al., Inc. We have remained inactive since incorporation. On June 10, 2004, we acquired all of the issued and outstanding shares of Friday Night Entertainment Pty. Ltd., an Australian company involved in producing feature films and television programming in Australia. It became our wholly owned subsidiary. In exchange, we issued an aggregate of 4,500,000 of our common shares and 1,000,000 of our Series "A" Preferred Shares to the shareholders of Friday Night Entertainment Pty. Ltd.

On June 11, 2004, we changed our name from Lunettes, Et. Al., Inc. to Friday Night Entertainment Corporation and increased our authorized share capital to 50,000,000 common shares and 5,000,000 preferred shares, both par value $.001.

Our principals are Cameron Lamb, Michael Costigan, and Mark Pearson. We are focused on producing feature films in the United States from creation through to finished product. In addition, we will build a stable of television programming from the concept stage.

We will identify and acquire projects for development and production of motion pictures. We will exploit original materials, screenplays, novels, manuscripts, ideas, remakes, and branded properties. By exploiting contacts in the entertainment industry, we will package projects and screenplays with quality directors and star talent. Such projects will then be packaged and presented to third party financiers in order to finance production and distribution. We will also create original television programming.

Writers Fund: Original Material

We propose to select and contract eight (8) writers, each of whom will produce two original screenplays per year. Each script will be optioned to us for a period of eighteen (18) months, with the possibility of renewing such options. We will maintain rights to each script as executive producer in perpetuity, even if we no longer hold the option.

Development Fund

A development fund will be established in order for us to option (additional screenplays to those sourced from the writers mentioned above) and develop properties primarily into screenplays. We will also option screenplays or other source materials for packaging with directors and/or star casting prior to approaching third party financing. This fund will allow the company to maximize a project and take it to the stage where an advantageous deal can be made when laying off all costs to third party financiers and/or studios.

Independent Movies

We will attempt to finance movies with budgets up to $2,000,000. We will exploit emerging talent for projects with niche market appeal. We will retain all ancillary rights to the independent movies we finance including DVD, music, foreign sales, and merchandising rights.

Low Budget Features

We will produce movies with budgets up to $10,000,000 and will be packaged with star directors and talent. Financing for such products will be derived from our cash flow, third party financiers, or a combination of both.

Studio Pictures

We will have two business models applied to studio pictures with budgets greater than $10,000,000.

     (a) We will finance development and lay off all costs to studios or third party financiers. Third party financiers will assume all production costs as well as further printing, advertising costs, including marketing; or

     (b) For larger budget studio pictures, or where rights/scripts exceed $10,000,000, we will sell properties to studios without incurring development costs. In such cases we will function solely as a producer and will participate in production and will receive ancillary fees at a different return.

Titles and Branded Entertainment

We will actively seek established international titles (television, family properties, comic books, literary, sequel opportunities, and music) and properties to develop for motion picture release. We expect to select titles based on merchandising appeal which is consistent with our strategy of annuity-type income streams.

Television Programming

We will develop new television concepts. Television activities will allow us to realize returns in three key areas:

     1. Exploitation of ancillary and television rights to our feature film projects;
     2. Provide an additional avenue to allow development of all titles and branded entertainment acquired by us; and
     3.   Reality programming for networks, exploiting development ideas.

Overview

We will utilize the industry  relationships  of our  principals  on a day-to-day basis. Michael Costigan's relationships developed through his production experience on both the studio and independent production sides of the motion picture industry. Cameron Lamb has developed extensive relationships through his experience in the media sector and television production arena. Mark Pearson will assist us in structuring any financing required by us and in managing the day-to-day financial aspects of our various production projects.

We expect to retain personnel in the following roles, once pre-production of our first project has begun:

     1. Personal Assistants (3), to provide general administrative support to Michael Costigan, Mark Pearson, and Cameron Lamb;

     2.   Bookeeper/ Accountant (1) to provide bookkeeping services to us;

     3. Creative Developer/Story editor (1) to provide support to Michael Costigan and to provide editing of screenplays;

     4. IT Administration, (1) to provide IT infrastructure and on-going support to the Company.

     5. Television Producer, (1) to develop, market, and produce concepts for US television networks; and

     6.   Creative  Developer/Junior  Producer,  (1) to  assist  the  Television
          Producer in the creative process and in the final production of television concepts.

We will retain such other personnel as is required from time to time for each production project.

Strategic Opportunities

We will also seek, on a global basis, businesses operating as going concerns in order to acquire strategic equity positions.

Employees

As of August 12, 2004, we have 3 employees, Michael Costigan, Cameron Lamb and Mark Pearson, our 3 officers. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

We do not currently own or lease any property. We currently use office space located at 5 Lime Street, King Street Wharf, Sydney, New South Wales, Australia. These facilities are owned by our officer and director, Mr Cameron Lamb's family. We do not pay Mr. Lamb any rent for these facilities. We intend to relocate our offices to the United States as soon as funding becomes available.

                                LEGAL PROCEEDINGS

Neither our parent company nor our subsidiary, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors

Name                        Age           Position
----                        ---           --------

Cameron Lamb                 26           Chief Executive Officer and
                                          Chairman of the Board of Directors
Michael Costigan             36           President and Director
Mark Pearson                 36           Chief Financial Officer and Director

Cameron has a vast array of experience in the media industry from operations to management. Cameron worked with the Nine Network of Australia from 1993 to 1998 where he gained significant experience in all aspects of the industry including production. During 1999, Cameron served as a member of management at a television research company, Audience Development Pty Ltd., that functioned within a monopolistic environment. While there, Cameron developed intuitive insight into the audience.

Cameron further honed his skills working for an entertainment company, Banksia Entertainment Pty Ltd. During his employment from 2000 through 2003, Cameron was the lead in a start-up Above-the-Line advertising agency by the name of Oil Pty Ltd, whose largest clients were in the media arena. He also played a key role in Banksia Productions Pty Ltd, the group's production company. At the same time, he was integral in setting up an Australian alliance between an international group, Media Review International Pty Ltd, that watermarks and reports everything that airs on broadcast television within Australia. The business's clients included media buyers, music publishers, feature film producers and television producers.

Cameron has proven expertise in the management of Media and Production businesses. Such experience will prove to be essential given the start-up nature of Friday Night Entertainment. His experience will also be valuable to the ongoing management of development and production efforts and day-to-day negotiations with the major motion picture distributors.

Michael Costigan is our President and Director. He is presently in production on the feature film Brokeback Mountain, which stars Heath Ledger (A Knight's Tale, Monsters Ball), Jake Gyllenhaal (Day After Tomorrow), and is being directed by Ang Lee (Crouching Tiger, Hidden Dragon, Sense and Sensibility, The Ice Storm). It is a love story based on Annie Proulx's (The Shipping News) short story. The screenplay is by Larry McMurtry & Diana Ossana, who wrote classic, best-selling novels and films including Hud, Last Picture Show, Lonesome Dove, and Terms of Endearment. The film will be released by Focus Features, with an expected Fall 2005 release.

Previously, Michael spent nine years at Columbia Pictures, four years of which he was Executive Vice President of Production, and for three years was Vice President, Production. During that time he acquired, developed, and supervised all aspects of production for films including "Charlie's Angels", "Snatch", "The People Versus Larry Flynt", "Cruel Intentions", "To Die For", "Gattaca", "Bottle Rocket", "The Tailor of Panama", "The Craft", and "Stuart Little".

Michael also acquired the screenplay for "Fifty First Dates", which was released in 2004 and starred Adam Sandler and Drew Barrymore, and he acquired and developed "About Schmidt", which Alexander Payne wrote and directed, and starred Jack Nicholson.

Michael is a graduate of Brown University, and was cited by Hollywood Reporter's "Next Generation" issue.

Mark Pearson is our Chief Financial Officer and director. Mark is a finance professional with extensive management and operational experience. Having worked at a Big 4 accounting firm for 8 years, Mark achieved the level of Senior Manager before moving from the chartered environment.

Mark subsequently accepted a position as the General Manager of Finance for a medium sized manufacturing operation. Over the next 4 years, he gained considerable commercial experience at an executive level. Additionally, Mark undertook extensive postgraduate studies in the areas of management, finance, and law.

With his latest employer, an ASX listed public company, Mark served as Chief Financial Officer and Company Secretary and was responsible for all financial, administrative, and compliance matters.

Mark's combination of commercial, operational and academic qualifications will enable him to provide Friday Night Entertainment with astute financial advice.


                             EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2003 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2003.


                                            SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                                                    RESTRICTED      SECURITIES
NAME AND PRINCIPAL    FISCAL        ANNUAL    STOCK    UNDERLYING     OPTIONS       ALL OTHER
POSITION              YEAR          SALARY    BONUS   COMPENSATION    AWARDS     (NO. OF SHARES)   COMPENSATION
--------              ----          ------    -----   ------------    ------      --------------   ------------
Cameron Lamb          2004 (1)    $ 175,000     0           0            0              0               $
                      2003 (1)    $       0     0           0            0              0               $
Michael Costigan      2004 (1)    $ 300,000     0           0            0              0               $
Mark Pearson          2004 (1)    $ 125,000     0           0            0              0               $


These salaries will not commence until funding based on this offering is completed.

Compensation of Directors
-------------------------
Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation
----------------------
We presently have not negotiated any employment agreements with our management personnel to retain their services, but we will enter into service contracts with our three officers as soon as funding is secured.

                                  STOCK OPTIONS

To date, we have not granted any stock options to directors and officers.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:

                          OPTION GRANTS IN FISCAL 2003
                             (INDIVIDUAL GRANTS)(1)


         NUMBER OF               % OF TOTAL OPTIONS
         SECURITIES UNDERLYING    GRANTED TO EMPLOYEES IN   EXERCISE  EXPIRATION
NAME     OPTIONS GRANTED          FISCAL                    PRICE     DATE
                                  2003
                                  ----
None


                             PRINCIPAL STOCKHOLDERS

To the knowledge of our directors and executive officers, the following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:

------------------------------ -------------------------------------- ------------------------------------
                                         Prior to the Offering                After the Offering(1)
------------------------------ -------------------------------------- ------------------------------------
                                                  Percentage Of                        Percentage Of
                                 Number Of        Common Shares          Number Of     Common Shares
                                 Common           (Non-Diluted /         Common        (Non-Diluted /
Name                             Shares           Fully Diluted)(1)      Shares        Fully Diluted)(1)
------------------------------ ---------------- ---------------------  ------------- ---------------------
Cameron Lamb (3)                 1,785,000(2)         28.1%              1,785,000          21.4%
------------------------------ ---------------- ---------------------  ------------- ---------------------
Michael Costigan (3)             1,785,000(2)         28.1%              1,785,000          21.4%
------------------------------ ---------------- ---------------------  ------------- ---------------------
Mark Pearson (3)                   630,000(2)          9.9%                630,000           7.5%
------------------------------ ---------------- ---------------------  ------------- ---------------------


     1. Assuming the Maximum Offering is fully subscribed for and all of the outstanding Options are exercised.
     2. Excludes Series "A" Preferred Shares held by Cameron Lamb 425,000; Michael Costigan 425,000; and Mark Pearson 150,000.
     3.   Includes common shares held indirectly by the directors.

Fully Diluted Share Capital

The following table sets forth our issued and outstanding share capital, on both a non-diluted and a fully-diluted basis, after the Offering.


-------------- ------------------------------------------ ------------------------------------------
                               Minimum Offering                         Maximum Offering
-------------- ------------------------------------------ ------------------------------------------
                                             Percentage                                 Percentage
                 Common        Warrants/     of Voting      Common        Warrants/     of Voting
Holders          Shares        Options       Stock(1)       Shares        Options       Stock(1)
-------------- ------------- ------------- -------------- ------------- ------------- --------------
Current
shareholders
of the
Company          6,345,000     1,000,000       88.0%        6,345,000     1,000,000       88.0%
-------------- ------------- ------------- -------------- ------------- ------------- --------------
Purchasers
under the
Offering         1,000,000                     12.0%        1,000,000                     12.0%
-------------- ------------- ------------- -------------- ------------- ------------- --------------

-------------- ------------- ------------- -------------- ------------- ------------- --------------
TOTALS:          7,345,000     1,000,000                    7,345,000     1,000,000
-------------- ------------- ------------- -------------- ------------- ------------- --------------
Fully
Diluted(1):            8,345,000                100%               8,345,000               100%
-------------- --------------------------- -------------- --------------------------- --------------


     1. On a non-diluted/fully diluted basis. "Fully diluted" means that all outstanding options and other convertible securities have been exercised. Messrs. Lamb, Costigan and Pearson also holds 1,000,000 Series "A" preferred shares as follows: 425,000,425,000 and 150,000, respectively, which are not included for calculation purposes since there are no conversion rights for such shares. The shares do carry 50 votes in general and special meetings.

                                    DILUTION

After giving effect to the sale of 1,000,000 shares of our common stock (less estimated expenses of this offering), our pro forma net tangible book value attributable to the holders of the shares of our common stock at June 30, 2004 was $0.72 per share, representing an immediate increase in net tangible book value of approximately $0.66 per share to the existing stockholders and an immediate dilution of $4.18 per share to the new investors.


Furthermore, after giving effect to the sale of 1,000,000 shares of Common Stock to the new investors in this offering, such investors will hold 13.6 % of our outstanding shares of common stock and will have contributed 93% of the consideration.

                              SELLING STOCKHOLDERS

Of the  2,000,000  of our  common  shares to be covered  by this  prospectus,  a maximum of 1,000,000 shares are being offered by us and the remaining  1,000,000 are being  offered by our option  security  holders.  The  1,000,000  shares are issuable upon exercise of options held by Waldwick  Investments Limited (500,000 options) and Fort Street Equity, Inc. (500,000 options).

The following table sets forth the name of each selling security holder, the number of shares of common stock beneficially owned by the selling security holders as of August 12, 2004, and the number of shares being offered by each selling security holder.


                              Shares of Common    Percent of Common    Shares of Common      Number of Shares   Percent
Name of Selling               Stock Owned Prior   Shares Owned Prior   Stock to be sold in   owned after        of shares owned
Stockholder                   to the offering     to the offering      the offering (2)      the offering ()    after offering
--------------------------    ---------------     ---------------      -------------------   --------------     --------------
Fort Street Equity, Inc.          475,000 (2)           7.4%                500,000 (2)           975,000             %
--------------------------    ---------------     ---------------      -------------------   --------------     --------------

Waldwick Investments Ltd.         475,000 (3)           7.4%                500,000 (3)           975,000             %
--------------------------    ---------------     ---------------      -------------------   --------------     --------------


     (1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on shares issued and outstanding as of August 12, 2004.

     (2) Fort Street Equity, Inc. also owns 500,000 options which convert into 500,000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering.

     (3) Waldwick Investments Limited also owns 500,000 options which convert into 500,000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of August12, 2004 there are no shares of Common Stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.
Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144. We are not quoted on the OTC Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.

                              PLAN OF DISTRIBUTION

The offering of a maximum of 1,000,000 of our common shares is being made on a self- underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our officers and directors are the only persons that plan to sell our shares of common stock. None of them are registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling option holders shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades on any securities or market where our common stock is trading,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $75,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 11, 2004, we issued 4,500,000 shares of our common stock and issued 1,000,000 shares of our restricted Series "A" preferred shares, to Clam Entertainmant Pty Ltd, a corporation controlled by Cameron Lamb, our officer and director, in consideration for all of the issued and outstanding stock of Friday Night Entertainment Pty Ltd. The issuance was valued at $.06 per share or $347,601 in the aggregate. Clam Entertainment Pty Ltd then transferred to our directors and officers, Messrs. Lamb, Costigan and Pearson, 1,785,000 ,1,785,000 and 630,000 common shares and 425,000, 425,000 and 150,000 preferred series "A" shares, respectively.

On June 1, 2004, we entered into a Consulting Agreement with Corduroy Films, Inc., a company owned by Michael Costigan, our President and director. The Consulting Agreement provides that Mr. Costigan will provide advisory and consulting services to the Company for a term of six (6) months, in exchange for compensation in the amount of $20,000 per month. The Consulting Agreement will terminate prior to the end of the six month period if we are successful in financing its operations, at which time Mr. Costigan will enter into a formal employment agreement with us.

Waldwick Investments Limited, a company owned by Mr. Kevin Murray owned 7.4% of our common stock prior to the acquisition of Friday Night Entertainment Pty. Ltd. and also holds 500,000 options; and Fort Street Equity, Inc., a company owned by Mr. Mitchell Stough owned 7.4% of our common stock prior to the acquisition of Friday Night Entertainment Pty Ltd. and also holds 500,000 options.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 50,000,000 shares of $.001 par value common stock. At August 12, 2004, we had 6,345,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non- assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of $.001 par value preferred stock. At August 12, 2004, we have issued 1,000,000 series "A" preferred shares as follows: Cameron Lamb - 425,000; Michael Costigan - 425,000 and Mark Pearson
- 150,000. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no conversion rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 4,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Options

On May 24, 2004, we issued a total of 1,000,000 options. 500,000 each to Waldwick Investments Limited and Fort Street Equity, Inc. Each option provides the option holder the right to purchase one share of our common stock at the greater of : (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or (2) $.50 per share. The options can be exercised at any time until December 31, 2005. To date, no options have been exercised.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During  the two most  recent  fiscal  years  and the six  month  interim  period subsequent  to  December  31,  2003,  there have been no  disagreements  with SF
Partnership, LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Brookhill Stock Transfer, 1192 Draper Parkway, #511, Draper, UT 84020-9095. Its telephone number is (801) 619-0889.

                                     EXPERTS

The financial statements included in this prospectus have been audited by SF Partnership, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                     FRIDAY NIGHT ENTERTAINMENT CORPORATION
                           A DEVELOPMENT STAGE COMPANY

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                   UNAUDITED

                         SIX MONTHS ENDED JUNE 30, 2004

                                    CONTENTS


Consolidated Balance Sheets                                             F-1

Consolidated Statements of Operations                                   F-2

Consolidated Statements of Cash Flows                                   F-3

Notes to Consolidated Financial Statements                        F-4 - F-8

FRIDAY NIGHT ENTERTAINMENT CORPORATION
A DEVELOPMENT STAGE COMPANY
UNAUDITED
Consolidated Balance Sheets
June 30, 2004 and December 31, 2003
                                                     Unaudited       Audited
                                                     June 30,     December 31,
                                                        2004           2003
                                                   ------------   ------------

                                     ASSETS

Current Assets                                            19,868              0
Prepaid Expenses (Note 4)

Entertainment Product in Development (Note 5)            347,601              0
                                                    ------------   ------------

Total Assets                                             367,469              0
                                                    ------------   ------------

                              STOCKHOLDERS' EQUITY

Capital Stock (Note 6)
                                                           7,265          1,535
Additional Paid in Capital                               452,784              0

Accumulated Other Comprehensive Income                     1,484              0

Accumulated Deficit                                      (94,064)        (1,535)
                                                    ------------   ------------

Total Stockholder Equity                            $    367,469   $          0
                                                    ------------   ------------




      See notes which form an integral part of these financial statements.


FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Consolidated Statements of Operations
Three and Six Months Ended June 30, 2004 and 2003

                                           Three        Three         Six          Six
                                           Months       Months       Months       Months
                                           Ended        Ended        Ended        Ended      Cumulative
                                          June 30      June 30      June 30      June 30       from
                                            2004         2003         2004         2003      inception
                                         ----------   ----------   ----------   ----------   ----------
Revenue                                  $        0   $        0   $        0   $        0   $        0
                                         ----------   ----------   ----------   ----------   ----------
Expenses
General and administrative                   42,278            0       42,278            0       42,278
                                         ----------   ----------   ----------   ----------   ----------
Legal & Accounting Expenses                   9,887            0        9,887            0        9,887
                                         ----------   ----------   ----------   ----------   ----------
Salaries & Wages                             41,899            0       41,899            0       41,899
                                         ----------   ----------   ----------   ----------   ----------
Net Loss                                    (94,064)          (0)     (94,064)           0      (94,064)
                                         ----------   ----------   ----------   ----------   ----------

Basic and Fully Diluted Loss per Share       (0.019)      (0.000)      (0.018)      (0.000)
                                         ----------   ----------   ----------   ----------
Number of shares outstanding              4,794,000    4,500,000    5,088,000    4,500,000
                                         ----------   ----------   ----------   ----------


FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2004 and June 30, 2003


                                                                     Cumulative
                                                                       from
                                                2004         2003    Inception
                                           ---------    ---------    ---------
Cash Flows from Operating Activities
   Net loss                                $ (94,064)   $  (1,535)   $ (94,064)

Cash Flow from Investing Activities

Acquisition of Entertainment Product        (347,601)           0     (347,601)
                                           ---------    ---------    ---------

Cash Flows from Financing Activities
   Non cash foreign currency translation       1,484            0        1,484
   Proceeds from working capital             (19,868)           0      (19,868)
   Proceeds from issue of capital stock      460,049        1,535      460,049
                                           ---------    ---------    ---------

                                             441,665            0      441,665
                                           ---------    ---------    ---------

Net Increase (Decrease) in Cash                    0            0            0

Cash - beginning of period                         0            0            0
                                           ---------    ---------    ---------

Cash - end of period                       $       0    $       0    $       0
                                           ---------    ---------    ---------

FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Notes to Consolidated Interim Financial Statements
Six Months Ended June 30, 2004 and 2003

1.   Operations and Business

     The unaudited interim financial statements of Friday Night Entertainment Corporation ("Company") included herein have been prepared by management pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information or footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information included herein. While management believes that the disclosures are adequate to make the information not misleading, it is suggested that these financial statements should be read in conjunction with the Company's audited financial statements contained in this filing for the year ended December 31, 2003.

     On June 10, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Friday Night Entertainment Pty Limited ("Subsidiary"), an Australian corporation involved in the production and distribution of motion pictures, whereby the Company acquired all of the issued and outstanding shares of the Subsidiary in exchange for 4,500,000 common shares and 1,000,000 preferred shares Series "A" of the Company. The preferred shares Series "A" are non-participating, but each share is entitled to 50 votes in a general meeting. As a result of the Agreement, the shareholder of Subsidiary controls 75% of the Company. While the Company is the legal parent, as a result of the reverse takeover, Friday Night Entertainment Pty Ltd became the parent company for accounting purposes.

     The Company is now engaged in the business of the production and distribution of movies.. The Company is considered a development stage company as defined by SFAS No 7.


2.   Going Concern

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

     The Company is in the development stage of operations and has sustained operating losses since inception. In addition, the working capital of the Company is not sufficient to meet its planned business objectives. The Company's continuation as a going concern is uncertain and dependant on successfully bringing its services to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations, the outcome of which cannot be predicted at this time. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. Though the business plan indicates profitable operation in the coming year, these profits are contingent on completing and fulfilling contracts with various providers of goods and services throughout the world to provide the company with a cash flow to sustain operations. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services.

FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Notes to Consolidated Interim Financial Statements
Six Months Ended June 30, 2004 and 2003


3.   Summary of Significant Accounting Policies

     a)   Basis of Consolidation

          The merger of the Company and Friday Night Entertainment Pty Ltd has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of management of Friday Night Entertainment Pty Ltd was to acquire the Company as a shell company listed on the OTC Bulletin Board. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

          The comparative figures presented in these consolidated interim financial statements are those of the legal Subsidiary.

     b)   Unit of Measurement

          United States of America currency is being used as the unit of measurement in these financial statements.

     c)   Use of Estimates

          In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     d)   Revenue Recognition

          The Company recognizes revenues upon receipt of income received from distribution of its movies.

FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Notes to Consolidated Interim Financial Statements
Six Months ended June 30, 2004 and 2003


3.   Summary of Significant Accounting Policies (cont'd)

     f)   Foreign Currency Translation


          The Company accounts for foreign currency translation pursuant to SFAS No. 52, "Foreign Currency Translation". The company's functional currency is the Australian dollar. All assets and liabilities are translated into U.S. dollars using the current exchange rate. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income for the period.

     g)    Fair Value of Financial Instruments

           The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At June 30, 2004 and 2003, the carrying amounts of cash, accounts receivable, accounts payable and accrued charges, and loans payable approximate their fair values due to the short-term maturities of these instruments.

     h)    Income Taxes

          The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

     i)   Stock Based Compensation

          The Company enters into transactions in which goods or services are the consideration received for the issuance of equity instruments. The value of these transactions are measured and accounted for, based on the fair value of the equity instrument issued or the value of the services, whichever is more reliably measurable. The services are expensed in the periods during which the services are rendered.

FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Notes to Consolidated Interim Financial Statements
Six Months Ended June 30, 2004 and 2003


3.   Summary of Significant Accounting Policies (cont'd)

     k)   Net Loss per Common Share

          The Company calculates net loss per share based on SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of common shares outstanding. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

          The common shares outstanding for 2003 have been calculated by using the number of shares issued by the legal parent for the reverse take over mentioned in Note 1.

     l)   Comprehensive Income

          The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' equity, and consists of net loss and unrealized gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

4.   Prepaid Expenses

     Prepaid expenses consists of consulting fees paid in advance (2003 - Nil).

5.   Entertainment Product in Development

     The Entertainment product in development comprises of four film scripts that where acquired by the Company in June for stock. The scripts are in the development stage and are expected to be in production within the next 2 years. The costs of each product will be amortized over three years commencing from completion of production of each script.

     As of June 30, 2004 the Company had not commenced any production of the Product and had not provided any amortization charge.


FRIDAY NIGHT ENTERTAINMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED
Notes to Consolidated Interim Financial Statements
Six Months to June 30, 2004 and 2003


6.   Capital Stock

        Authorized
           50,000,000   Common shares, par value of $0.001 per share
            5,000,000   Preferred shares, par value of $0.001 per share, 1,000,000 non participating  series "A"with 50 votes per share, 4,000,000 not designated.
                                                                          2004         2003
                                                                          ----         ----
        Issued
           6,265,000
                       Common shares (2003 -1,535,000)              $    6,265   $    1,535
           1,000,000   Preferred shares, Series "A" (2003 - nil)         1,000
                                                                    ----------   ----------
                                                                    $    7,265   $    1,535
                                                                    ----------   ----------


     The Company was incorporated in Nevada on July 31, 2001 having an authorized share capital of 5,000,000 common stock with a par value of $0.001 per share.

     On June 01, 2004, the Company amended its authorized share capital to increase the number of its authorized common shares to 50,000,000 common shares and to create 5,000,000 preferred shares with a par value of $0.001 per share. The rights of the preferred shares are to be determined at the discretion of the directors.

     On June 2, 2004, the board of directors designated 1,000,000 Series "A" preferred shares. The Series "A" preferred shares are non-participating but carry 50 votes per share at a general meeting. The remaining 4,000,000 preferred shares have not as yet been designated.

     On May 04, 2004 the Company issued 1,000,000 options, each option having the right to purchase one common share at the greater of the market price less a discount of 40%, or $0.50. The options expire on December 31, 2005.

     On June 10, 2004, the Company issued 4,500,000 common shares and 1,000,000 preferred series "A" shares in exchange for all of the issued and outstanding shares of Friday Night Entertainment Pty Ltd.

     On June 20, 2004, the Company issued 150,000 common shares for cash of $75,000. to Banksia Entertainment Pty Ltd

     On June 28, 2004, the Company issued 80,000 common shares for cash of $40,000 to Stuff & Bits n' Pieces Pty Ltd.

     On July 31, 2004, the Company issued 150,000 common shares for cash of $75,000. to Banksia Entertainment Pty Ltd

                              LUNETTES, ET AL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002




                                    CONTENTS

Independent Auditors' Report                                        F-10

Balance Sheets                                                      F-11

Statements of Changes in Stockholders' Deficit                      F-12

Statements of Operations                                            F-13

Statements of Cash Flows                                            F-14

Notes to Financial Statements                                F-15 - F-18

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Lunettes, Et al, Inc.

         We have audited the accompanying balance sheets of Lunettes, Et al, Inc. as at Decemner 31. 2003 and 2002 and the statements of changes in stockholders' deficit, operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (united States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lunettes, Et al, Inc. as at December 31, 2003 and 2002 and the results of its operations, changes in its stockholders' deficit and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company experienced operating losses since inception, and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Toronto, Canada                                        CHARTERED ACCOUNTANTS
July 15, 2004

LUNETTES, ET AL, INC.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets
December 31, 2003 and 2002



                                                              2003        2002


                                     ASSETS
                                                        $     --     $     --
                                                        ==========   ==========



                                   LIABILITIES
                                                        $     --     $     --
                                                        ----------   ----------


                            STOCKHOLDERS' DEFICIENCY

Capital Stock (note 4)                                       1,535        1,535

Accumulated Deficit                                         (1,535)      (1,535)
                                                        ----------   ----------

                                                        $     --     $     --
                                                        ==========   ==========




APPROVED ON BEHALF OF THE BOARD


        "Cameron Lamb"


_______________________________


LUNETTES, ET AL, INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Changes in Stockholders' Deficit
Years Ended December 31, 2003 and 2002




                                                    Common      Additional
                                                     Stock        Paid-In    Accumulated
                                      Shares       Par Value      Capital      Deficit
                                    ----------    ----------    ----------   ----------
Deficit - December 31, 2001          1,535,000    $    1,535    $     --     $   (1,535)
                                    ----------    ----------    ----------   ----------

Deficit - December 31, 2002          1,535,000         1,535          --         (1,535)
                                    ----------    ----------    ----------   ----------

Deficit - December 31, 2003          1,535,000    $    1,535    $     --     $   (1,535)
                                    ==========    ==========    ==========   ==========



LUNETTES, ET AL, INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations
Years Ended December 31, 2003 and 2002



                                                                       Cumulative
                                                                          from
                                               2003          2002      Inception
                                           -----------   -----------   -----------

Revenue                                    $      --     $      --     $      --
                                           -----------   -----------   -----------
Expenses
    General and administrative                    --            --           1,535
                                           -----------   -----------   -----------

                                                  --            --           1,535
                                           -----------   -----------   -----------

Net Loss                                   $      --     $      --     $    (1,535)
                                           ===========   ===========   ===========


Basic and Fully Diluted Loss per Share     $      --     $      --
                                           ===========   ===========

Basic and Fully Diluted Weighted Average
  Number of Shares                           1,535,000     1,535,000
                                           ===========   ===========



LUNETTES, ET AL, INC.
(A DEVELOPMENT STAGE COMPANY)
Statements of Cash Flows
Years Ended December 31, 2003 and 2002



                                                                              Cumulative
                                                                              from
                                                       2003         2002      Inception
                                                    ----------   ----------   ----------
Cash Flows from Operating Activities
    Net loss                                        $     --     $     --     $   (1,535)
    Adjustments to reconcile net loss to net cash
       used in operating activities

       Issuance of shares for services                    --           --          1,535
                                                    ----------   ----------   ----------

                                                          --           --           --
                                                    ----------   ----------   ----------



Cash Flows from Investing Activities                      --           --           --
                                                    ----------   ----------   ----------

Cash Flows from Financing Activities                      --           --           --
                                                    ----------   ----------   ----------

Cash - beginning of year                                  --           --           --
                                                    ----------   ----------   ----------

Cash - end of year                                  $     --     $     --     $     --
                                                    ==========   ==========   ==========


LUNETTES, ET AL, INC .
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
June 30, 2003 and 2002


1.    Nature of Business

      Company History

      Lunettes, Et al, Inc. ("the Company") was originally incorporated under the laws of the State of Nevada on July 31, 2001. The Company has been inactive since incorporation. The Company is authorized to issue 5,000,000 shares of common stock having a par value of $0.001.

      Operations

      The Company is considered as a developmental stage company in 2003 and 2002 as defined by SFAS No.7.


2.    Going Concern

      These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

      The Company is in the development stage of operations and has sustained operating losses since inception. In addition the working capital of the Company is not sufficient to meet its planned business objectives. The Company's continuation as a going concern is uncertain and dependant on successfully bringing about an acquisition and achieving future profitable operations and obtaining additional sources of financing to sustain its operations, the outcome of which cannot be predicted at this time. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services.

LUNETTES, ET AL, INC .
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
June 30, 2003 and 2002


3.    Summary of Significant Accounting Policies

      a)    Unit of Measurement

            United States of America currency is being used as the unit of measurement in these financial statements.

      b)    Income Taxes

            The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

      c)    Foreign Currency Translation

            Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rate in effect at the time of the transactions. Revenues and expenses denominated in foreign currencies are translated using the average exchange rates prevailing throughout the year. Realized gains and losses from foreign currency translations are included in other comprehensive income for the period.

      d)    Stock Based Compensation

            The Company enters into transactions in which goods or services are the consideration received for the issuance of equity instruments. The value of these transactions are measured and accounted for, based on the fair value of the equity instrument issued or the value of the services, whichever is more reliably measurable. The services are expensed in the periods during which the services are rendered.

LUNETTES, ET AL< INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
June 30, 2003 and 2002


3.    Summary of Significant Accounting Policies (cont'd)

      e)    Net Earnings per Common Share

            The Company calculates net earnings per share based on SFAS No. 128, "Earnings Per Share". Basic earnings per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Fully diluted earnings per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

      f)    Comprehensive Income

            The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of stockholders' deficit, and consists of net income and unrealized gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations. The resulting comprehensive income from adopting the above SFAS No. 130, during the years ended December 31, 2003 and 2002 have been "Nil".

4.    Capital Stock

        Authorized
            5,000,000  Common shares, par value of $0.00 per share

                                                                 2003       2002

        Issued
            1,535,000  Common shares (2002 - 1,535,000)      $  1,535   $  1,535
                                                             ========   ========

LUNETTES< ET AL< INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
June 30, 2003 and 2002


5.    Subsequent Events

      On May 24, 2004, the board of directors approved the sale of 1,500,000 options to purchase common shares for cash consideration of $10,000. Each option will give the holder the right, within a two year period, to purchase one common share at a price equal to the greater of $0.50 or the average trading price over the preceding five business days less a discount of 35%.

      On June1, 2004, the board of directors approved the amendment of the authorized capitalization of the Company as follows: 50,000,000 common shares with a par value of $0.001 and 5,000,000 preferred shares with a par value of $0.001.

      On June 2, 2004, the board of directors approved the creation of 1,000,000 Series A Preferred Shares having voting rights equal to fifty common share votes for each preferred share.

      On June 10, 2004, the board of directors resolved to change the Company's name to Friday Night Entertainment Corporation.

      On June 10, 2004, the board of directors approved the acquisition of all the issued and outstanding common shares of Fridat Night Entertainment Pty Ltd in exchange for 4,500,000 common shares and 1,000,000 preferred shares of the Company.

      On June 20, 2004 the company issued 150,000 common shares for an aggregate amount of $75,000.

      On June 28, 2004 the company issued 80,000 common shares for an aggregate amount of $40,000.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


                      Securities and Exchange
                      Commission registration fee         $ 1,267
                      Legal fees and expenses (1)         $25,000
                      Accounting fees and expenses (1)    $25,000
                      Miscellaneous and Printing fees(1)  $23,733
                                                          -------
                      Total (1)                           $75,000

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

On June 10, 2004, we issued 4,500,000 shares of our common stock and issued 1,000,000 shares of our restricted Series "A" preferred shares, to Clam Entertainment Pty Ltd., a corporation controlled by Cameron Lamb, our officer and director, in consideration for all of the issued and outstanding stock of Friday Night Entertainment Pty Ltd. The issuance was valued at $.06 per share or $347,601 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 22, 2004, we issued 150,000 common shares to Banksia Entertainment Pty Ltd. in consideration for payment of $75,000. The issuance was valued at $.50 per share or $75,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 29, 2004, we issued 80,000 common shares to Stuff and Bitsn' Pieces Pty Ltd in consideration for payment of $40,000. The issuance was valued at $.50 per share or $40,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 31, 2004, we issued 80,000 common shares to Banksia Entertainment Pty Ltd. In consideration for payment of $40,000. The issuance was valued at $.50 per share or $40,000 in the aggregate. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


Item 27. Exhibits.

3.1    Certificate of Incorporation and Amendments

3.2    Bylaws

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated June 10, 2004 between us and Friday Night Entertainment Pty Ltd.

10.2 Stock Option Agreement dated May 24, 2004 between us and Waldwick Investments Limited

10.3 Stock Option Agreement dated May 24, 2004 between us and Fort Street Equity, Inc.

21.1   Subsidiaries

23.1   Consent of SF Partnership, LLP, independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
 (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 16th day of August, 2004.

FRIDAY NIGHT ENTERTAINMENT CORPORATION

BY:       /s/   CAMERON LAMB
         --------------------------
         CAMERON LAMB
         Chief Executive Officer and
         Chairman of the Board of Directors

                                POWER OF ATTORNEY

The undersigned directors and officers of Friday Night Entertainment Corporation hereby constitute and appoint Cameron Lamb, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                             DATE

 /s/ Cameron Lamb             Chief Executive Officer           August 16, 2004
-----------------------       and Chairman of the Board
                              of Directors

 /s/ Michael Costigan         President and Director            August 16, 2004
-----------------------

 /s/ Mark Pearson             Chief Financial Officer           August 16, 2004
-----------------------       and Director